   As filed with the Securities and Exchange Commission on February 25, 1999
                          Registration No. 333-72013
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                       PRE-EFFECTIVE AMENDMENT NO. 1 to

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                   BURLINGTON NORTHERN SANTA FE CORPORATION
                             _____________________

            (Exact name of registrant as specified in its charter)

             Delaware                                  41-1804964
  (State of incorporation)             (I.R.S. Employer Identification Number)

                              2650 Lou Menk Drive
                         Fort Worth, Texas 76131-2830
                                (817) 352-6454
              (Address, including zip code, and telephone number,
             including area code, of principal executive offices)

                              Jeffrey R. Moreland
                              2650 Lou Menk Drive
                         Fort Worth, Texas 76131-2830
                                (817) 352-1350
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                             _____________________

                                  Copies to:

               James J. Junewicz             Robert M. Thomas, Jr.
               Mayer, Brown & Platt          Sullivan & Cromwell
               190 South LaSalle Street      125 Broad Street
               Chicago, Illinois 60603       New York, New York 10004
               (312) 782-0600                (212) 558-4000

                             _____________________

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                        CALCULATION OF REGISTRATION FEE


===========================================================================================================
                                                       Proposed maximum   Proposed maximum    Amount of
        Title of each class of       Amount            offering price     aggregate           registration
      securities to be registered    to be registered  per unit (1)       offering price (1)  fee
------------------------------------------------------------------------------------------------------------
     Debt Securities                 $1,100,000,000(3)      100%           $1,100,000,000(2)   $311,750(4)
============================================================================================================

(1) Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for purposes of determining the registration fee.

(2) Or, if any Debt Securities are issued (i) with a principal amount denominated in a foreign currency (including composite currency), such principal amount as will result in an aggregate initial offering price the equivalent of $1,100,000,000 or (ii) at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $1,100,000,000.

(3) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus constituting part of this Registration Statement also relates to $350,000,000 of the Registrant's Debt Securities registered under Registration Statement No. 333-48227.

(4) $103,250 of the registration fee was previously paid to register Debt Securities under Registration Statement No. 333-48227.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED FEBRUARY 25, 1999

PROSPECTUS

                    Burlington Northern Santa Fe Corporation

                                Debt Securities

                           -------------------------

     Burlington Northern Santa Fe Corporation ("BNSF" or "we") may from time to time offer debt securities consisting of bonds, debentures, notes (including notes commonly known as medium-term notes), or other evidences of debt in one or more series at an aggregate initial offering price not to exceed $1,100,000,000 or its equivalent in any other currency or composite currency ("Debt Securities"). We may offer the Debt Securities as separate series in amounts, at prices, and on terms to be determined at the time of sale. For each offering, a prospectus supplement will accompany this prospectus and will set forth all the terms of the series of Debt Securities for which this prospectus is being delivered.

     BNSF may sell Debt Securities to or through one or more underwriters or dealers, and also may sell Debt Securities directly to other purchasers or through agents. The accompanying prospectus supplement sets forth information regarding the underwriters or agents involved in the sale of the Debt Securities for which this prospectus is being delivered. See "Plan of Distribution" for possible indemnification arrangements for underwriters, agents, and their controlling persons.

     This prospectus may not be used for sales of securities unless it is accompanied by a prospectus supplement.

                           -------------------------

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                           -------------------------


    The date of this Prospectus is February _____, 1999.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Debt Securities described in this prospectus and accompanying prospectus summary, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                      WHERE YOU MAY FIND MORE INFORMATION

     BNSF files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room, including copying fees.

     BNSF has filed with the SEC a registration statement (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933. This prospectus, which is a part of the Registration Statement, does not contain all the information set forth in the Registration Statement; certain items are contained in exhibits to the Registration Statement, as permitted by the rules and regulations of the SEC. Statements that we make in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement that we make is qualified in its entirety by such reference.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you simply by referring you to documents which we have filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference all documents filed by us after the date of the initial Registration Statement but prior to the effectiveness of the Registration Statement, any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until completion of the sale to the public of the Debt Securities and the following documents:

     (1) Annual Report on Form 10-K for the year ended December 31, 1997, as amended;

     (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (3) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

     (4) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

     (5) Current Report on Form 8-K (Date of earliest event reported: February 6, 1998);

     (6) Current Report on Form 8-K (Date of earliest event reported: July 16,
1998);

     (7) Current Report on Form 8-K (Date of earliest event reported: October 20, 1998); and

     (8) Current Report on Form 8-K (Date of earliest event reported December 4,
     1998).

     If you would like a copy of any of the documents incorporated by reference into this prospectus, please make your request in writing or by telephone to:

     Burlington Northern Santa Fe Corporation
     2650 Lou Menk Drive
     Fort Worth, Texas 76131-2830
     Attention: Corporate Secretary
     Telephone: (817) 352-6454.

We will provide you with the copies you request free of charge (other than the exhibits to the requested documents unless they are specifically incorporated by reference into the documents).

     Currency amounts in this prospectus are stated in United States dollars, unless we indicate otherwise.

                                  THE COMPANY

     BNSF is engaged primarily in railroad transportation through its principal operating subsidiary, The Burlington Northern and Santa Fe Railway Company ("BNSF Railway"). BNSF Railway operates one of the largest railroad networks in the United States, with approximately 34,000 route miles as of December 31, 1998. Approximately 7,700 route miles of BNSF Railway's system consist of trackage rights which permit BNSF Railway to operate its trains with its crews over another railroad's tracks. BNSF Railway's system covers 28 states in the western two-thirds of the United States and two Canadian provinces. In particular, BNSF Railway serves all major ports in the western United States, certain Gulf ports and Mexican and Canadian gateways and important gateways to the eastern United States.

     BNSF Railway derives a substantial portion of its revenues from intermodal transportation (which means the transportation of freight containers and truck trailers on flatcars) and the transportation of coal and agricultural commodities. Other significant aspects of BNSF Railway's business include the transportation of chemicals, forest products, consumer goods, metals, minerals and automobiles and automobile parts.

     Our principal executive offices are located at 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, telephone number (817) 352-6454.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of BNSF for the periods indicated. The ratios reflect the historical results only for Burlington Northern Inc. in all periods before 1996, except for the year ended December 31, 1995, which period includes Santa Fe Pacific Corporation results from September 22, 1995 through December 31, 1995.

                                Nine Months Ended
                                  September 30,                  Year Ended December 31,
                                -----------------      ------------------------------------------
                                1998(2)      1997      1997(3)    1996    1995(3)    1994    1993
                                -------      ----      -------    ----    -------    ----    ----
Earnings to Fixed Charges(1)     4.24x       3.56x      3.52x     3.89x    1.85x     3.70x   3.19x

--------------------
(1) For purposes of this ratio, we calculate earnings by adding fixed charges (excluding capitalized interest) to pre-tax income or loss from continuing operations. Fixed charges consist of interest on indebtedness

     (including amortization of debt discount and premium) and the portion of rental expense under long term operating leases representative of an interest factor.

(2) Earnings for the nine months ended September 30, 1998 include a pre-tax gain of $67 million on the sale of substantially all of BNSF's interest in Santa Fe Pacific Pipeline Partners, L.P. Excluding this gain, the ratio for the nine months ended September 30, 1998 would have been 4.08x.

(3) Earnings for the years ended December 31, 1997 and 1995 include special charges of $90 million and $735 million (before tax), respectively. Excluding these charges, the ratios for 1997 and 1995 would have been 3.68x and 3.91x, respectively.

                                USE OF PROCEEDS

     Unless we specify otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the Debt Securities for general corporate purposes, including working capital, capital expenditures, and debt repayment, and to repurchase our common stock from time to time.

                        DESCRIPTION OF DEBT SECURITIES

     BNSF will issue the Debt Securities under an Indenture (the "Indenture"), between BNSF and The First National Bank of Chicago, as Trustee (the "Trustee"). A copy of the Indenture is filed as an exhibit to the Registration Statement of which this prospectus is a part. BNSF may issue the Debt Securities from time to time in one or more series. The particular terms of each series will be described in a prospectus supplement and may be different than those described here.

     The summaries of certain provisions of the Indenture described here are not complete and are qualified in their entirety by reference to all the provisions of the Indenture. If we refer to particular sections or defined terms of the Indenture, such sections or defined terms are incorporated by reference into this prospectus or the prospectus supplement.

     BNSF is a holding company, conducting its operations through its operating subsidiaries. Accordingly, BNSF's ability to pay principal and interest on the Debt Securities depends, in part, on its ability to obtain dividends or loans from its operating subsidiaries which may be subject to contractual restrictions. In addition, the rights of BNSF and the rights of its creditors, including holders of the Debt Securities, to participate in any distribution of the assets of a subsidiary upon the liquidation or recapitalization of such subsidiary will be subject to the prior claims of the subsidiary's creditors, except to the extent BNSF itself may be a creditor with recognized claims against the subsidiary.

     The covenants in the Indenture will not necessarily afford the holders of the Debt Securities protection in the event of a decline in BNSF's credit quality resulting from highly leveraged or other transactions involving BNSF.

General

     BNSF may issue separate series of Debt Securities under the Indenture from time to time without limitation on the aggregate principal amount. BNSF may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) Except as provided in Section 1008, the Debt Securities will be unsecured obligations of BNSF and will rank on a parity with all other unsecured and unsubordinated indebtedness of BNSF.

     The applicable prospectus supplement will describe the following terms of the Debt Securities:

          (1) the price of the Debt Securities;

          (2) the title of the Debt Securities;

          (3) any limit on the aggregate principal amount of the particular series of Debt Securities;

          (4) the principal payment date or dates;

          (5) the interest rate at which the Debt Securities will bear interest, the date or dates from which interest will accrue, the Interest Payment Dates and the associated Regular Record Date for payment of interest.

          (6) the place where we will pay the principal and interest on the Debt Securities;

          (7) whether and how Debt Securities may be redeemed;

          (8) whether BNSF is obligated to redeem or purchase such Debt Securities pursuant to any sinking fund or similar arrangement and if so, the terms of such arrangement;

          (9) the denominations of the Debt Securities, if other than denominations of $1,000;

          (10) whether the amount of principal or interest on the Debt Securities may be determined with reference to an index or pursuant to a formula and how such amounts will be determined;

          (11) any foreign currency in which we may pay the principal or interest on the Debt Securities and the manner in which the principal amount thereof would be translated into the currency of the United States of America for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time;

          (12) any alternate currency in which the principal or interest on the Debt Securities is to be payable and the periods and the terms for payment;

          (13) how much of the principal amount of the Debt Securities will be payable upon declaration of acceleration of the Maturity of the Debt Securities if more or less than the entire amount;

          (14) if the principal amount payable at the Stated Maturity of the Debt Securities will not be known any time prior to the Stated Maturity, the amount deemed to be such principal amount as of any such date for any purpose (or, the manner in which such deemed principal amount is to be determined), including the principal amount which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date;

          (15) the applicability of the provisions of the Indenture described under "Defeasance and Covenant Defeasance--Defeasance and Discharge" or "Defeasance and Covenant Defeasance--Defeasance of Certain Covenants";

          (16) whether any Debt Securities will be issued in the form of one or more Global Securities and, if so, the Depositaries for the Global Securities, the form of any legend to be placed on any such Global Securities in addition to or instead of the legend referred to under "Global Securities" and, if different from those described under "Global Securities", any circumstances under which the Global

     Securities may be exchanged for registered Debt Securities, and how any transfer of the Global Securities may be registered, in the names of Persons other than the Depositary for the Global Securities or its nominee;

          (17) whether the Debt Securities will be subject to optional interest rate reset provisions;

          (18) whether the Debt Securities will be subject to optional extensions of maturity provisions;

          (19) any addition to or change in the Events of Default applicable to the Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of such Debt Securities due and payable;

          (20) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

          (21) any other terms of the Debt Securities. (Section 301)

     Debt Securities may be sold at a substantial discount below their principal amount. Certain special United States income tax considerations (if any) applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a foreign currency may be described in the applicable Prospectus Supplement.

Form, Exchange and Transfer

     We will issue the Debt Securities of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples of $1,000. (Section 302)

     Holders may, at their option, but subject to the terms of the Indenture and the limitations that apply to Global Securities, exchange their Debt Securities for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

     Subject to the terms of the Indenture and the limitations that apply to Global Securities, Holders may exchange Debt Securities as provided above or present for registration of transfer at the office of the Security Registrar or at the office of any transfer agent designated by BNSF. No service charge applies for any registration of transfer or exchange of Debt Securities, but the Holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. The transfer or exchange will be made after the Security Registrar or such transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. BNSF has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by BNSF for any Debt Securities will be named in the applicable prospectus supplement. (Section 305) BNSF may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that BNSF will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002)

     If the Debt Securities are to be redeemed in part, BNSF will not be required to (1) issue or register the transfer of or exchange any Debt Security during a period beginning 15 days before the day of mailing of a notice of redemption and ending on the day of such mailing, or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (Section 305)

Global Securities

     Any of the Debt Securities may be represented by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities they represent. Unless otherwise provided in the prospectus supplement, the Global Security representing Debt Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or other successor depository appointed by BNSF (DTC or such other depository is referred to in this prospectus as the "Depositary") and registered in the name of the Depositary or its nominee. The Global Security will bear a legend regarding the restrictions on exchange and registration of transfer referred to below and any other matters as may be provided for pursuant to the Indenture. Debt Securities will not be issued in definitive form unless the prospectus supplement states otherwise.

     No Global Security may be exchanged for registered Debt Securities, and no transfer of a Global Security may be registered in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (1) the Depositary has notified BNSF that it is unwilling or unable to continue as Depositary or has ceased to be qualified to act as Depository as required by the Indenture, (2) an Event of Default has occurred and is continuing with respect to the Debt Securities represented by the Global Security, or (3) there exists any other circumstances described in the applicable prospectus supplement. All Debt Securities issued in exchange for a Global Security or any portion of a Global Security will be registered in such names as the Depositary may direct. (Sections 204 and 305)

     The Depository has advised BNSF as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Upon the issuance by BNSF of Debt Securities represented by a Global Security, purchases of Debt Securities under the DTC System must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for the Global Security, or its nominee, is the registered owner of the Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as described above, Beneficial Owners (1) will not be entitled to have Debt Securities represented by such Global Security registered in their names, (2) will not receive or be entitled to receive physical delivery of Debt Securities in definitive form, and (3) will not be considered the owners or holders of such Global Security or any Debt Securities represented by the Global Security for any purpose under the Indenture.

     To facilitate subsequent transfers, all Debt Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to Debt Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments of principal of and interest, if any, on the Debt Securities represented by the Global Security registered in the name of the Depositary or its nominee will be made by BNSF through the Trustee under the Indenture or a paying agent (the "Paying Agent"), which may also be the Trustee under the Indenture, to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security. Neither BNSF, the Trustee, nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     BNSF has been advised that DTC will credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent, or BNSF, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of BNSF or the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that BNSF believes to be reliable, but BNSF takes no responsibility for the accuracy thereof.

Payment and Paying Agents

     BNSF will pay interest on a Debt Security on any Interest Payment Date to the Person in whose name the Debt Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     BNSF will pay principal of and any premium and interest on the Debt Securities at the office of the Paying Agent or Paying Agents as BNSF may designate for such purpose from time to time. BNSF may pay interest by check mailed to the address of the Person entitled to such payment as such address appears in the Security Register. BNSF has designated the corporate trust office of the Trustee in Chicago, Illinois as BNSF's sole Paying Agent for payments with respect to Debt Securities. Any other Paying Agents initially designated by BNSF for the Debt Securities will be named in the applicable prospectus supplement. BNSF may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that BNSF must maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

     Any money paid by BNSF to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to BNSF at BNSF's request. (Section 1003)

Negative Pledge

     In the Indenture, BNSF covenants that it will not, and it will not permit any subsidiary to, create, assume, incur or suffer to exist any Lien upon the stock of BNSF Railway (or any successor or assign of BNSF Railway, whether by merger or otherwise) to secure any obligation of BNSF, any Subsidiary or other Person, unless all of the Outstanding Debt Securities are directly secured equally and ratably with such obligation. (Section 1008)

Consolidation, Merger and Sale of Assets

     BNSF may not consolidate or merge with any Person, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and may not permit any Person to convey, transfer or lease its properties and assets substantially as an entirety to BNSF, unless (1) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes BNSF's obligations on the Debt Securities and under the Indenture and (2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing. (Section 801)

Events of Default

     Each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities:

     (1) failure to pay principal of or any premium on any Debt Security of that series when due;

     (2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days;

     (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series;

     (4) failure to perform, or breach of, any other covenant or warranty of BNSF in the Indenture with respect to Debt Securities of that series (other than a covenant included in the Indenture solely for the benefit of a particular series other than that series), continued for 90 days after written notice has been given to BNSF by the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in the Indenture; and

     (5) certain events involving bankruptcy, insolvency or reorganization. (Section 501)

     If an Event of Default (other than an Event of Default described in clause
(4) above that applies to all Outstanding Debt Securities) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series to be due and payable immediately. If an Event of Default described in the preceding sentence applies to any Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security, may be declared to be due and payable immediately as provided in the preceding sentence. If an Event of Default described in clause (4) above that applies to all Outstanding Debt Securities shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of all the Debt Securities then Outstanding (treated as one class) by notice as provided in the Indenture may declare the principal amount of all the Debt Securities then Outstanding to be due and payable immediately. If an Event of Default described in the preceding sentence applies to any Debt Security that is an Original Issue Discount Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security may be declared to be due and payable immediately as provided in the preceding sentence. After any such acceleration of a series, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver".

     In case an Event of Default occurs and is continuing, generally the Trustee will be under no obligation to exercise any of its rights under the Indenture at the request of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default, (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of the relevant series have made written request, and the Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding, and (3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of the relevant series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, the limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

     BNSF will furnish annually a statement to the Trustee by certain of its officers as to whether or not BNSF, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all known defaults. (Section 1004)

Modification and Waiver

     Modifications and amendments of the Indenture may be made by BNSF and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment. No such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security,

     (2) reduce the principal amount of, or any premium or interest on, any Debt Security,

     (3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of Maturity,

     (4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security,

     (5) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security,

     (6) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture,

     (7) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or

     (8) make certain modifications to such provisions with respect to modification and waiver. (Section 902)

     The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive any past default or compliance with certain restrictive provisions under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Sections 513 and 1009)

     In determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of its principal that would be due and payable as of such date upon acceleration of Maturity to such date, (2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security, and (3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause). Certain Debt Securities, including those for which payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1402, will not be deemed to be Outstanding. (Section 101)

     BNSF will generally be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by BNSF (or the Trustee, if it sets the record date) and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

Defeasance and Covenant Defeasance

     Unless otherwise provided in the applicable prospectus supplement, the provisions of Section 1402, relating to defeasance and discharge of indebtedness, or Section 1403, relating to defeasance of certain restrictive covenants in the Indenture, will apply to the Debt Securities of any series or to any specified part of a series. (Section 1401)

     Defeasance and Discharge. Section 1402 of the Indenture provides that BNSF will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, BNSF has delivered to the Trustee an Opinion of Counsel to the effect that BNSF has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1402 and 1404)

     Defeasance of Certain Covenants. Section 1403 of the Indenture provides that, in certain circumstances, BNSF may omit to comply with certain restrictive covenants, including those described under "Certain Covenants" and any that may be described in the applicable prospectus supplement, and that in those circumstances the occurrence of certain Events of Default, which are described above in clause (4) (with respect to such restrictive covenants) under "Events of Default" and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. BNSF, to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. BNSF will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event BNSF exercises this option with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust will be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but might not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, BNSF will remain liable for such payments. (Sections 1403 and 1404)

Notices

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106)

Title

     BNSF, the Trustee and any of their agents may treat the Person in whose name a Debt Security is registered as the absolute owner of such Debt Security for the purpose of making payment and for all other purposes. (Section 309)

Governing Law

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

Regarding the Trustee

     The First National Bank of Chicago has lending and other customary banking relationships with BNSF.

                              PLAN OF DISTRIBUTION

     BNSF may sell the Debt Securities (1) through an underwriter or underwriters, (2) through dealers, (3) through agents, (4) directly to purchasers, including affiliates of BNSF, or (5) through a combination of any of these methods of sale. The applicable prospectus supplement will set forth the terms of the offerings of any Debt Securities. The initial public offering price and any discount or concessions allowed or reallowed to dealers may be changed from time to time. The applicable prospectus supplement will set forth the expected time of delivery of the Debt Securities for which this prospectus is delivered.

     If underwriters are used in the sale of the Debt Securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such Debt Securities if any are purchased. In connection with the sale of Debt Securities, underwriters may receive compensation from BNSF or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Underwriters, agents or dealers participating in the distribution of Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Debt Securities may be sold in one or more transactions either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. BNSF may also offer and sell the Debt Securities in exchange for one or more of its outstanding issues of debt or convertible debt securities or in the satisfaction of indebtedness.

     BNSF may indemnify the Underwriters, agents or dealers who participate in the distribution of Debt Securities against certain liabilities, including liabilities under the Securities Act of 1933. BNSF may also contribute to payments that such underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Underwriters, agents or dealers may be customers of, engage in transactions with or perform services for BNSF or subsidiaries of BNSF in the ordinary course of business.

     If so indicated in the prospectus supplement, BNSF will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase Debt Securities from BNSF pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. These contracts will be subject only to those conditions set forth in the prospectus supplement. The prospectus supplement will also set forth the commission payable for solicitation of any of these contracts.

     Offers to purchase Debt Securities may be solicited directly by BNSF and sales of Debt Securities may be made by BNSF directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of such Debt Securities. The terms of any such sales will be described in the prospectus supplement relating to such Debt Securities. Except as set forth in the applicable prospectus supplement, no director, officer or employee of BNSF will solicit or receive a commission in connection with direct sales by BNSF of the Debt Securities, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

                             VALIDITY OF SECURITIES

     The validity of the Debt Securities offered by this prospectus will be passed upon for BNSF by the law firm of Mayer, Brown & Platt, Chicago, Illinois, and for the underwriters, dealers, or agents, if any, by the law firm of Sullivan & Cromwell, New York, New York.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated in this prospectus by reference to BNSF's Annual Report on Form 10-K for the year ended December 31, 1997 have been incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of PricewaterhouseCoopers LLP as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The registrant estimates that expenses in connection with the offering described in this Registration Statement will be as follows:

     SEC Registration Fee................................... $311,750*
     Legal Fees and Expenses................................   40,000
     Accounting Fees and Expenses...........................   50,000
     Rating Agency Fees.....................................  150,000
     Trustee's Fees and Expenses............................   10,000
     Printing and Engraving Expenses........................   15,000
     Blue Sky Fees and Expenses.............................   10,000
     Miscellaneous..........................................    7,500

              Total......................................... $594,250*

     * $103,250 of the SEC Registration Fee was previously paid to register Debt Securities under Registration Statement No. 333-48227.

Item 15.  Indemnification of Officers and Directors.

     The Company is incorporated under the laws of the State of Delaware. The General Corporation Law of the State of Delaware (the "Delaware Statute") provides for indemnification of directors, officers, and employees in certain situations. The Delaware Statute, by its terms, expressly permits indemnification where such a person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), the Delaware Statute expressly permits indemnification for expenses, judgments, settlement payments, and other costs. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), the Delaware Statute expressly provides for indemnification for expenses only, and not for amounts paid in judgment or settlement of such actions. Moreover, a corporation cannot, under the Delaware Statute, provide for indemnification against expenses in the case of an action by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation, unless the indemnification is ordered by a court. The Delaware Statute also permits advancement of expenses to directors and officers upon receipt of an undertaking by such director or officer to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. In addition, the Delaware Statute specifically provides that its terms shall not be deemed exclusive of any other right to indemnification to which a director, officer, or employee may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors.

     The By-Laws of the Company provide that the Company shall indemnify and hold harmless, to the full extent permitted by law, any person made, or threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or served or serves as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, at the request of the Company.

     The Company has entered into agreements with each of its directors and officers, pursuant to which the Company has agreed to indemnify such directors and officers to the fullest extent permitted by applicable law.

     The Company also maintains directors' and officers' liability insurance which purports to insure the Company against certain costs of indemnification which may be incurred by the Company pursuant to the foregoing provisions, and to insure directors and officers of the Company against certain liabilities incurred by them in the discharge of their function as such officers and directors, except for liabilities resulting from their own malfeasance.

Item 16.  Exhibits.

     A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.  Undertakings.

     (1)    The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales of Debt Securities are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or
                    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on February 25, 1999.



                            BURLINGTON NORTHERN SANTA FE CORPORATION


                               By: /s/ Jeffrey R. Moreland
                                   --------------------------------------------
                                   Jeffrey R. Moreland
                                   Senior Vice President-Law and Chief of Staff

                               POWER OF ATTORNEY



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 25th day of February, 1999.



/s/ *
-----------------------------------------------------
Robert D. Krebs, Chairman, President and Chief
Executive Officer (Principal Executive Officer)
and Director



/s/ *
-----------------------------------------------------
Denis E. Springer, Senior Vice President and Chief
Financial Officer (Principal Financial Officer)



/s/ *
-----------------------------------------------------
Thomas N. Hund, Vice President and Controller
(Principal Accounting Officer)



/s/ *
-----------------------------------------------------
Joseph F. Alibrandi, Director



/s/ *
-----------------------------------------------------
Jack S. Blanton, Director



/s/ *
-----------------------------------------------------
John J. Burns, Jr., Director

/s/ *
-----------------------------------------------------
George Deukmejian, Director



/s/ *
-----------------------------------------------------
Bill M. Lindig, Director



/s/ *
-----------------------------------------------------
Vilma S. Martinez, Director



/s/ *
-----------------------------------------------------
Roy S. Roberts, Director



/s/ *
-----------------------------------------------------
Marc J. Shapiro, Director



/s/ *
-----------------------------------------------------
Arnold R. Weber, Director



/s/ *
-----------------------------------------------------
Robert H. West, Director



/s/ *
-----------------------------------------------------
J. Steven Whisler, Director



/s/ *
-----------------------------------------------------
Edward E. Whitacre, Jr., Director



/s/ *
-----------------------------------------------------
Ronald B. Woodard, Director

    *
-----------------------------------------------------
Michael B. Yanney, Director


*By: /s/ Jeffrey R. Moreland
     -----------------------------------------------------
     Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit
Number            Description of Document
------            -----------------------

1 Underwriting Agreement, dated as of December 6, 1995 between the Company and Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. (formerly known as Salomon Brothers Inc).*

4 Indenture, dated as of December 1, 1995, between the Company and The First National Bank of Chicago, as Trustee.*

5           Opinion of Mayer, Brown & Platt *

12          Statement of Computation of Ratio of Earnings to Fixed Charges*

23.1        Consent of Mayer, Brown & Platt (included in Exhibit 5).

23.2        Consent of PricewaterhouseCoopers LLP (filed herewith).

24          Powers of Attorney *

25 Form T-1 Statement of Eligibility of Qualification under the Trust Indenture Act of 1939 of The First National Bank of Chicago *


* Previously filed.